Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

13-14

Contacts:	Derrick Jensen, CFO
Kip Rupp, CFA - Investors
Stephanie Moreland - Media
Quanta Services, Inc.
713-629-7600

QUANTA SERVICES REPORTS 2013 SECOND QUARTER RESULTS

Diluted Earnings Per Share from Continuing Operations Increased 22% to $0.33

Awarded $550 Million of Mainline Pipeline Projects – Drives Backlog to Record $7.51 Billion

HOUSTON – Aug. 1, 2013 - Quanta Services, Inc. (NYSE: PWR) today announced results for the three and six months ended June 30, 2013. Revenues in the second quarter of 2013 were $1.47 billion compared to revenues of $1.39 billion in the second quarter of 2012. Net income from continuing operations attributable to common stock was $70.2 million, or $0.33 per diluted share, in the second quarter of 2013, versus net income from continuing operations attributable to common stock of $57.9 million, or $0.27 per diluted share, in the second quarter of 2012. Included in the results for the second quarter of 2013 was non-cash stock-based compensation expense of approximately $4.3 million, or one cent per diluted share, related to the accelerated vesting of equity-based awards associated with John R. Colson’s retirement as Quanta’s executive chairman of the board of directors effective May 23, 2013. Adjusted diluted earnings per share from continuing operations (a non-GAAP measure) were $0.38 for the second quarter of 2013 compared to $0.32 for the second quarter of 2012.

“Quanta continues to capitalize on positive industry trends with solid execution by our electric power and natural gas and pipeline operations. This led to 22 percent growth in diluted earnings per share in the quarter and record total backlog at June 30, 2013,” said Jim O’Neil, president and chief executive officer of Quanta Services. “Our business remains very active and as a result we are raising our 2013 annual guidance. Additionally, during the second quarter we were awarded $550 million of mainline pipeline projects and believe the markets we serve will continue to yield significant opportunities in the foreseeable future.”

Revenues for the first six months of 2013 were $3.06 billion compared to revenues of $2.71 billion in the first half of 2012. For the first six months of 2013, net income from continuing operations attributable to common stock was $142.3 million, or $0.67 per diluted share. This compares to net income from continuing operations attributable to common stock of $103.7 million, or $0.49 per diluted share, for the first six months of last year. Adjusted diluted earnings per share from continuing operations were $0.76 for the first six months of 2013 compared to $0.59 for the first six months of 2012.

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Adjusted diluted earnings per share from continuing operations are before the impact of certain adjustments and therefore exclude non-cash items such as amortization of intangible assets and non-cash compensation expense, all net of tax. See the attached table for a reconciliation of non-GAAP measures to the reported GAAP measures. On Dec. 3, 2012, Quanta sold substantially all of its domestic telecommunications infrastructure services operations, and the corresponding prior period financial results have been presented as discontinued operations in the accompanying consolidated financial statements, supplemental data and reconciliation of non-GAAP financial measures.

RECENT HIGHLIGHTS

•

Awarded Approximately $550 Million of Mainline Pipeline Projects – During the second quarter, Quanta was awarded approximately $550 million in contract value of mainline pipeline projects for four customers. Approximately $100 million of these revenues are expected to be realized in 2013 and the remaining revenues should be realized in 2014 and 2015.

•	Acquired Two Companies Subsequent to the End of the Second Quarter

Nacap Australia Pty Ltd. – In late July 2013, Quanta acquired Nacap Australia Pty Ltd. (Nacap), a leading energy infrastructure contractor that primarily provides pipeline construction and related services to Australia’s oil, gas, water and power industries. Headquartered in Victoria, Australia and established in 1984, Nacap will serve as a platform company to increase Quanta’s service offerings and presence in the Australian energy infrastructure market.

J.W. Didado Electric, Inc. – In early July 2013, Quanta acquired J.W. Didado Electric, Inc. and certain of its affiliates (Didado). Founded in 1958 and headquartered in Akron, Ohio, Didado is a leading electrical contractor specializing in transmission, distribution and emergency restoration services and also provides commercial and industrial electrical services. Didado strengthens Quanta’s presence with customers in the Midwest and along the East Coast of the United States.

The aggregate consideration for both acquisitions consisted of approximately $118.0 million in cash, net of cash acquired, and 763,272 shares of Quanta common stock valued at approximately $18.7 million.

OUTLOOK

The overall outlook for Quanta’s business is positive. However, regulatory and permitting challenges may impact project timing. Therefore, Quanta’s financial outlook for revenues and margins reflects management’s efforts to properly align these uncertainties with the backlog the company is executing on and the opportunities expected to materialize in 2013. This financial outlook includes the expected results for the Didado and Nacap acquisitions subsequent to their respective closing dates. In addition, the company’s outlook for 2013 reflects a reduction in emergency restoration revenues to more normalized levels, as 2012 results included record emergency restoration service revenues of over $250 million. Lastly, the company has not assumed any uncommitted mainline pipe construction work in its 2013 financial outlook. The following forward-looking statements are based on current expectations, and actual results may differ materially.

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Quanta expects revenues for the third quarter of 2013 to range between $1.65 billion and $1.75 billion and diluted earnings per share from continuing operations to be $0.39 to $0.41. Quanta expects adjusted diluted earnings per share from continuing operations (a non-GAAP measure) for the third quarter of 2013 to be $0.43 to $0.45. This non-GAAP measure is estimated on a basis similar to the calculations of historical adjusted diluted earnings per share from continuing operations presented in this press release. Amortization of intangibles and non-cash stock-based compensation are each forecasted to be approximately $7.5 million for the third quarter of 2013.

Quanta expects revenues for the full year 2013 to range between $6.2 billion and $6.5 billion. Diluted earnings per share from continuing operations for the full year 2013 are estimated to be between $1.35 and $1.45. Quanta expects adjusted diluted earnings per share from continuing operations for the full year 2013 to range from $1.53 to $1.63. Amortization of intangibles and non-cash stock-based compensation expense are forecasted to be approximately $26.4 million and $35.0 million for the full year 2013.

NON-GAAP FINANCIAL MEASURES

The non-GAAP measures in this press release and on Quanta’s website are provided to enable investors, analysts and management to evaluate Quanta’s performance excluding the effects of certain items that management believes impact the comparability of operating results between reporting periods. In addition, management believes these measures are useful in comparing Quanta’s operating results with those of its competitors. These measures should be used as an addition to, and not in lieu of, results prepared in conformity with GAAP. Reconciliations of other GAAP to non-GAAP measures not included in the table attached to this press release can be found on the company’s website at www.quantaservices.com in the “Investors & Media” section.

CONFERENCE CALL INFORMATION

Quanta Services has scheduled a conference call for August 1, 2013, at 9:30 a.m. Eastern Time. To participate in the call, dial 480-629-9821 at least 10 minutes before the conference call begins and ask for the Quanta Services conference call. Investors, analysts and the general public will also have the opportunity to listen to the conference call over the Internet by visiting the company’s website at www.quantaservices.com. To listen to the call live on the Web, please visit the Quanta website at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live event, an archive will be available shortly after the call on the company’s website at www.quantaservices.com. A replay will also be available through August 8, 2013, and may be accessed at 303-590-3030, using the pass code 4632047#. For more information, please contact Kip Rupp, vice president - Investor Relations at Quanta Services, by calling 713-341-7260 or emailing investors@quantaservices.com.

GET THE QUANTA SERVICES IR APP

The Quanta investor relations app for iPhone, iPad and Android mobile devices is now available for free at Apple’s App Store for the iPhone and iPad and at Google Play for Android mobile devices. The Quanta investor relations app allows users to navigate the company’s investor relations materials including the latest press releases, SEC filings, presentations, videos, audio cast conference calls and stock price information. Sharing functionality via email, Twitter and Facebook is available, as well as the ability for investors to be notified when new information is posted to the company’s IR app.

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ABOUT QUANTA SERVICES

Quanta Services is a leading specialized contracting services company, delivering infrastructure solutions for the electric power and natural gas and pipeline industries. Quanta’s comprehensive services include designing, installing, repairing and maintaining energy infrastructure. Additionally, Quanta licenses point-to-point fiber optic telecommunications infrastructure in certain markets and offers related design, procurement, construction and maintenance services. With operations throughout North America and in certain international markets, Quanta has the manpower, resources and expertise to complete projects that are local, regional, national or international in scope.

Forward-Looking Statements

This press release (and oral statements regarding the subject matter of this release, including those made on the conference call and webcast announced herein) contains forward-looking statements intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements relating to projected revenues, earnings per share, margins, capital expenditures, and other projections of operating or financial results; expectations regarding the business outlook, growth or opportunities in particular markets; the expected value of contracts or intended contracts with customers; the scope, services, term and results of any projects awarded or expected to be awarded for services to be provided by Quanta; the impact of renewable energy initiatives, including mandated state renewable portfolio standards, the economic stimulus package and other existing or potential energy legislation; potential opportunities that may be indicated by bidding activity or similar discussions with customers; the potential benefits from acquisitions; the outcome of pending or threatened litigation; the business plans or financial condition of our customers; Quanta’s plans and strategies; and the current economic and regulatory conditions and trends in the industries Quanta serves, as well as statements reflecting expectations, intentions, assumptions or beliefs about future events, and other statements that do not relate strictly to historical or current facts. Although Quanta’s management believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. These statements can be affected by inaccurate assumptions and by a variety of risks and uncertainties that are difficult to predict or beyond our control, including, among others, the effects of industry, economic or political conditions outside of the control of Quanta; quarterly variations in operating results; adverse economic and financial conditions, including weakness in the capital markets; trends and growth opportunities in relevant markets; delays, reductions in scope or cancellations of anticipated, pending or existing projects, including as a result of weather, regulatory or environmental processes, project performance issues, or our customers’ capital constraints; the successful negotiation, execution, performance and completion of anticipated, pending and existing contracts, including the ability to obtain awards of projects on which we bid or are otherwise discussing with customers; the ability to attract skilled labor and retain key personnel and qualified employees; potential shortage of skilled employees; dependence on fixed price contracts and the potential to incur losses with respect to these contracts; estimates relating to the use of percentage-of-completion accounting; adverse impacts from weather; the ability to generate internal growth; competition in Quanta’s business, including the ability to effectively compete for new projects and market share; potential failure of renewable energy initiatives, the economic stimulus package or other existing or potential legislative actions to result in increased demand for Quanta’s services; liabilities associated with multi-employer pension plans, including underfunding of liabilities and termination or withdrawal liabilities; the possibility of an increase in the liability associated with Quanta’s partial withdrawal in the fourth quarter of 2011 from a multi-employer pension plan; liabilities for claims that are self-insured or not insured; unexpected costs or liabilities that may arise from lawsuits or indemnity claims asserted against Quanta; risks relating to the potential unavailability or cancellation of third party insurance, the exclusion of coverage for certain losses, and potential increases in premiums for coverage deemed beneficial to Quanta; cancellation provisions within contracts and the risk that contracts expire and are not renewed or are replaced on less favorable terms; loss of customers with whom Quanta has long-standing or significant relationships; the potential that participation in joint ventures exposes us to liability and/or harm to our reputation for acts or omissions by our partners; our inability or failure to comply with the terms of our contracts, which may result in unexcused delays, warranty claims, failure to meet performance guarantees, damages or contract terminations; the effect of natural gas, natural gas liquids and oil prices on Quanta’s operations and growth opportunities; the future development of natural resources in shale areas; the inability of customers to pay for services; the failure to recover on payment claims against project owners or to obtain adequate compensation for customer-requested change orders; the failure of our customers to comply with regulatory requirements applicable to their projects, including those related to awards of stimulus funds, which may result in project delays and cancellations; budgetary or other constraints that may reduce or eliminate tax incentives for or government funding of projects, including stimulus projects, which may result in project delays or cancellations; estimates and assumptions in determining financial results and backlog; the ability to realize backlog; risks associated with operating in international markets, including instability of foreign governments, currency fluctuations, tax and investment strategies and compliance with the laws of foreign jurisdictions as well as the U.S. Foreign Corrupt Practices Act and other applicable anti-bribery and anti-corruption laws; the ability to successfully identify, complete, integrate and realize synergies from acquisitions; the potential adverse impact resulting from uncertainty surrounding acquisitions, including the ability to retain key personnel from the acquired businesses and the potential increase in risks already existing in Quanta’s operations; the adverse impact of impairments of goodwill and other intangible asset or investments; growth outpacing our decentralized management and infrastructure; requirements relating to governmental regulation and changes thereto; inability to enforce our intellectual property rights or the obsolescence of such rights; risks related to the implementation of an information technology solution; the impact of a unionized workforce on operations, including labor stoppages or interruptions due to strikes or lockouts; potential liabilities relating to occupational health and safety matters; our dependence on suppliers, subcontractors and equipment manufacturers; risks associated with Quanta’s fiber optic licensing business, including regulatory and tax changes and the potential inability to realize a return on capital investments; beliefs and assumptions about the collectability of receivables; the cost of borrowing, availability of credit, fluctuations in the price and volume of Quanta’s common stock, debt covenant compliance, interest rate fluctuations and other factors affecting financing and investing activities; the ability to access sufficient funding to finance desired growth and operations; the ability to obtain performance bonds; potential exposure to environmental liabilities; the ability to continue to meet the requirements of the Sarbanes-Oxley Act of 2002; rapid technological and structural changes that could reduce the demand for services; the impact of increased healthcare costs arising from healthcare reform legislation, and other risks and uncertainties detailed in Quanta’s Annual Report on Form 10-K for the year ended Dec. 31, 2012 and Quanta’s Quarterly Report on Form 10-Q for the quarter ended Mar. 31, 2013 and any other documents that Quanta files with the Securities and Exchange Commission (SEC). Should one or more of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expressed or implied in any forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements, which are current only as of this date. Quanta does not undertake and expressly disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For a discussion of these risks, uncertainties and assumptions, investors are urged to refer to Quanta’s documents filed with the SEC that are available through the company’s website at www.quantaservices.com or through the SEC’s Electronic Data Gathering and Analysis Retrieval System (EDGAR) at www.sec.gov.

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Quanta Services, Inc. and Subsidiaries
Consolidated Statements of Operations
For the Three and Six Months Ending June 30, 2013 and 2012
(In thousands, except per share information)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Revenues	$1,474,377	$1,386,162	$3,060,087	$2,714,926
Cost of services (including depreciation)	1,233,093	1,173,258	2,580,530	2,315,958

Gross profit	241,284	212,904	479,557	398,968
Selling, general and administrative expenses	119,031	105,233	232,712	203,341
Amortization of intangible assets	5,079	9,326	10,380	18,491

Operating income	117,174	98,345	236,465	177,136
Interest expense	(503)	(958)	(1,005)	(1,533)
Interest income	569	387	1,091	795
Other (expense), net	(353)	(326)	(866)	(196)

Income from continuing operations before income taxes	116,887	97,448	235,685	176,202
Provision for income taxes	42,161	35,271	84,102	63,940

Net income from continuing operations	74,726	62,177	151,583	112,262
Income from discontinued operations, net of taxes	—	7,620	—	7,529

Net income	74,726	69,797	151,583	119,791
Less: Net income attributable to noncontrolling interests	4,489	4,259	9,265	8,546

Net income attributable to common stock	$70,237	$65,538	$142,318	$111,245

Amounts attributable to common stock:
Net income from continuing operations	$70,237	$57,918	$142,318	$103,716
Net income from discontinued operations	—	7,620	—	7,529

Net income attributable to common stock	$70,237	$65,538	$142,318	$111,245

Earnings per share attributable to common stock - basic and diluted:
Continuing operations	$0.33	$0.27	$0.67	$0.49
Discontinued operations	—	0.04	—	0.03

Net income attributable to common stock	$0.33	$0.31	$0.67	$0.52

Weighted average shares used in computing earnings per share:
Basic	214,314	212,987	213,833	212,244

Diluted	214,368	213,087	213,886	212,342

Quanta Services, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	June 30,	December 31,
	2013	2012
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$363,113	$394,701
Accounts receivable, net	1,282,949	1,328,081
Costs and estimated earnings in excess of billings on uncompleted contracts	405,032	342,777
Inventories	40,852	38,261
Prepaid expenses and other current assets	84,881	97,907

Total current assets	2,176,827	2,201,727
PROPERTY AND EQUIPMENT, net	1,103,212	1,045,983
OTHER ASSETS, net	205,883	171,566
OTHER INTANGIBLE ASSETS, net	171,871	183,836
GOODWILL	1,530,138	1,537,645

Total assets	$5,187,931	$5,140,757

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$611,997	$707,294
Billings in excess of costs and estimated earnings on uncompleted contracts	188,418	173,885

Total current liabilities	800,415	881,179
DEFERRED INCOME TAXES AND OTHER NON-CURRENT LIABILITIES	499,677	487,662

Total liabilities	1,300,092	1,368,841

TOTAL STOCKHOLDERS’ EQUITY	3,882,518	3,766,548
NONCONTROLLING INTERESTS	5,321	5,368

TOTAL EQUITY	3,887,839	3,771,916

Total liabilities and equity	$5,187,931	$5,140,757

Quanta Services, Inc. and Subsidiaries
Supplemental Data
(In thousands, except percentages)
(Unaudited)

Segment Results

Quanta reports its results under three reporting segments: (1) Electric Power Infrastructure Services, (2) Natural Gas and Pipeline Infrastructure Services and (3) Fiber Optic Licensing and Other, as set forth below (in thousands, except percentages).

	Three Months Ended June 30,				Six Months Ended June 30,
	2013		2012		2013		2012
Revenues:
Electric Power	$1,046,379	71.0%	$1,006,073	72.5%	$2,227,362	72.8%	$1,938,286	71.4%
Natural Gas and Pipeline	385,942	26.2	337,595	24.4	744,874	24.3	694,562	25.6
Fiber Optic Licensing and Other	42,056	2.8	42,494	3.1	87,851	2.9	82,078	3.0

Consolidated revenues	$1,474,377	100.0%	$1,386,162	100.0%	$3,060,087	100.0%	$2,714,926	100.0%

Operating income:
Electric Power	$120,809	11.5%	$110,735	11.0%	$253,359	11.4%	$224,949	11.6%
Natural Gas and Pipeline	27,644	7.2	15,055	4.5	38,001	5.1	4,520	0.7
Fiber Optic Licensing and Other	14,301	34.0	15,423	36.3	31,184	35.5	29,963	36.5
Corporate and Non-Allocated Costs	(45,580)	N/A	(42,868)	N/A	(86,079)	N/A	(82,296)	N/A

Consolidated operating income	$117,174	7.9%	$98,345	7.1%	$236,465	7.7%	$177,136	6.5%

Backlog

Backlog is not a term recognized under United States generally accepted accounting principles; however, it is a common measurement used in our industry. Our methodology for determining backlog may not be comparable to the methodologies used by other companies.

Our backlog represents the amount of consolidated revenue that Quanta expects to realize from future work under construction contracts and long-term maintenance contracts, or master service agreements. These estimates include revenues from the remaining portion of firm orders not yet completed and on which work has not yet begun, as well as revenues from change orders, renewal options, and funded and unfunded portions of government contracts to the extent that they are reasonably expected to occur. For purposes of calculating backlog, we include 100% of estimated revenues attributable to consolidated joint ventures and variable interest entities. The following tables present Quanta’s total backlog by reportable segment as of June 30, 2013, June 30, 2012 and December 31, 2012 along with an estimate of the backlog amounts expected to be realized within 12 months of each balance sheet date (in millions):

	Backlog as of
	June 30, 2013		June 30, 2012		December 31, 2012
	12 Month	Total	12 Month	Total	12 Month	Total
Electric Power	$2,683.2	$4,935.9	$2,805.1	$4,947.3	$2,864.9	$4,918.2
Natural Gas and Pipeline	968.9	2,051.8	828.6	1,393.1	797.0	1,566.3
Fiber Optic Licensing and Other	127.9	520.5	130.4	467.0	145.0	502.5

Total	$3,780.0	$7,508.2	$3,764.1	$6,807.4	$3,806.9	$6,987.0

Quanta Services, Inc. and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
For the Three and Six Months Ended June 30, 2013
(In thousands, except per share information)
(Unaudited)

The non-GAAP measure of adjusted diluted earnings per share from continuing operations is provided to enable investors to evaluate performance excluding the effects of items that management believes impact the comparability of operating results between periods. As to certain of the items below, (i) amortization of intangible assets is impacted by Quanta’s acquisition activity, which can cause these amounts to vary from period to period; (ii) non-cash compensation expense may vary due to acquisition activity, factors influencing the estimated fair value of performance-based awards, estimated forfeiture rates, accelerated vesting and amounts granted during the period; and (iii) acquisition costs vary period to period depending on the level of Quanta’s acquisition activity ongoing during the period.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Adjusted diluted earnings per share from continuing operations:
Net income from continuing operations attributable to common stock (GAAP as reported)	$70,237	$57,918	$142,318	$103,716
Adjustments:
Acquisition costs, net of tax	742	461	1,192	901

Adjusted net income from continuing operations attributable to common stock before certain non-cash adjustments	70,979	58,379	143,510	104,617
Non-cash stock-based compensation, net of tax	7,346	4,635	12,248	8,227
Amortization of intangible assets, net of tax	3,240	6,084	6,642	12,088

Adjusted net income from continuing operations attributable to common stock for adjusted diluted earnings per share from continuing operations	$81,565	$69,098	$162,400	$124,932

Calculation of weighted average shares for adjusted diluted earnings per share from continuing operations:
Weighted average shares outstanding for basic earnings per share from continuing operations	214,314	212,987	213,833	212,244
Effect of dilutive stock options	54	100	53	98

Weighted average shares outstanding for adjusted diluted earnings per share from continuing operations	214,368	213,087	213,886	212,342

Adjusted diluted earnings per share from continuing operations	$0.38	$0.32	$0.76	$0.59